Exhibit 99.1

Date:29 December 2022

The Board of Directors

LDR Pte Ltd

1004 Toa Payoh North, #04-12,

Singapore 318995

Dear Sirs:

PROPOSED LISTING ON NASDAQ

Introduction

1.	We have acted as Singapore legal counsel to IMMRSIV Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of ordinary shares of the Company (the “Shares”), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in relation to the Offering, and (ii) the Company’s proposed listing of Shares on NASDAQ (the “Proposed Listing”). The Company has certain Singapore subsidiaries, being LDR Pte. Ltd and LDR Technology Pte. Ltd. (collectively, the “Singapore Companies”).

Assumptions

2.	In rendering this opinion, we have assumed without independent investigation that (the “Assumptions”):

(a)	all factual information stated or given in the Registration Statement is true and accurate, and properly reflect the intention of the parties, and all opinions expressed therein (other than the opinions with respect to Singapore laws which are covered under this opinion) are bona fide and honestly held and were reached after due consideration; in particular but without limitation, we have not concerned ourselves with confirming any representations or warranties of the Company in the Registration Statement (if any) and we have not been responsible for investigating or verifying the correctness of any facts contained therein;

(b)	there are no documents or information other than those disclosed to us, which relate to any of the matters on which we are opining; and

(c)	all factual information provided to us by the Company and/or its representatives in respect to matters opined on herein is true and correct.

Opinions

3.	Subject to the Assumptions and the Qualifications, we are of the opinion that the statements set forth in the Registration Statement under the captions “Enforceability Of Civil Liabilities”, “Regulation” and “Taxation – Singapore Tax Considerations”, in each case insofar as such statements purport to describe or summarize the Singapore legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Singapore legal matters stated therein as at the date hereof.

Qualifications

4.	Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(a)	we have made no investigations into, and do not express or imply any views on, the laws of any country other than Singapore or on any non-legal regulation or standard such as but not limited to accounting, financial or technical rules or standards; and

(b)	Singapore legal concepts are expressed in English terms; however, the concepts concerned may not be identical to the concepts described by the same English terms as they exist in the laws of other jurisdictions. This opinion may, therefore, only be relied upon the express condition that any issues of the interpretation or liability arising hereunder will be governed by Singapore laws.

5.	For the avoidance of doubt, we do not assume responsibility for updating this opinion as of any date subsequent to the date of this opinion, and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date of this opinion or from the discovery subsequent to the date of this opinion of information not previously known to us pertaining to the events occurring on or prior to the date of this opinion.

6.	This opinion is strictly limited to the laws of Singapore. We have made no investigation of, and express no opinion as to, the laws of any jurisdiction outside Singapore, and in particular, we give no advice regarding the application or content of the federal law of the United States or the laws of any state within the United States.

7.	This opinion is strictly limited to the matters stated in paragraph 3 of this opinion, do not extend to any other matters and is intended to be used in the context which is specifically referred to herein. In particular, this opinion does not relate to any additional documents or statements concerning the Registration Statement, the Company, the Offering or the Proposed Listing that may be made by any person or any other conduct that any person may engage in concerning the Registration Statement.

8.	This opinion is given for the sole benefit of the persons to whom the opinion is addressed. This opinion shall not be (i) transmitted to, or relied upon by, any other person or used for any other purpose, (ii) quoted or referred to in any public document or filed with any governmental body or agency or stock or other exchange or with any other person, or (iii) disclosed to any other person, without our prior written consent.